HomeStreet, Inc. Reports First Quarter 2016 Results
Net Income of $6.4 Million, or $0.27 per Diluted Share
Core Net Income 1 of $9.8 Million, or $0.41 per Diluted Share
SEATTLE – April 25, 2016 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $6.4 million, or $0.27 per diluted share, for the first quarter of 2016, compared to net income of $8.7 million, or $0.39 per diluted share, for the fourth quarter of 2015 and $10.3 million, or $0.59 per diluted share, for the first quarter of 2015. Core net income1 for the quarter was $9.8 million, or $0.41 per diluted share, compared to core net income1 of $8.8 million, or $0.39 per diluted share, for the fourth quarter of 2015 and $11.6 million, or $0.67 per diluted share, for the first quarter of 2015.
Key highlights:

▪	Completed the acquisition of Orange County Business Bank ("OCBB") located in Irvine, California

▪	Total assets of $5.42 billion grew $522.8 million, or 10.7%, from $4.89 billion at December 31, 2015

▪	Loans held for investment, net, grew by $330.8 million, or 10.4%, from December 31, 2015

▪	Deposits grew $591.1 million, or 18.3%, from December 31, 2015 to $3.82 billion

▪	In addition to the OCBB location, during the quarter we also opened three retail deposit branches, one home-loan center, one commercial lending center, and one commercial real estate lending center

“We are pleased with our results for the first quarter,” said Mark K. Mason, Chairman, President, and Chief Executive Officer. “We completed our acquisition of Orange County Business Bank, which added a retail branch in Orange County, California as well as a talented commercial lending group that we expect will help us accelerate our strategy to grow and diversify our business throughout Southern California. We also invested in organic growth by opening two retail branches in San Diego, California; one retail branch in Kaimuki, Hawaii, a suburb of Honolulu; a single family lending center in Mesa, Arizona; a commercial lending center in Spokane, Washington; and a commercial real estate lending center in Dallas, Texas.”

“Despite these investments for growth, our net income, excluding merger-related items, net of tax, was $9.8 million, representing a return on tangible shareholders’ equity of 8.1%.  The quarter’s results were negatively impacted by seasonally higher payroll taxes, synergies yet to be achieved from the OCBB acquisition, the six de-novo offices that we opened during the quarter, and lower gains on the sale of securities and commercial loans.  Total assets grew $522.8 million to $5.42 billion during the quarter, 62.3% of which was organic growth; and asset quality continued to improve with nonperforming assets declining to 0.43% of total assets.  Reflecting the progress against our strategy of expanding our Commercial and Consumer Banking segment, we are proud of net interest income after provision for credit losses growing by 11.0% from the fourth quarter.”

“Lastly, the Company was proud to receive an investment grade rating of BBB- on senior unsecured debt by Kroll Bond Rating Agency. This rating confirms the progress we have made in repositioning and diversifying our business and will allow us added flexibility in managing our capital needs. The Company has no such debt outstanding at this time.”

(1) For notes on non-GAAP financial measures, please see page 9 of the complete earnings release. For additional information, see page 30 of the complete earnings release.

For details and the complete earnings release, please refer to the Company’s investor relations website at http://ir.homestreet.com as well as the Company's Form 8-K filing at www.sec.gov.
Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, April 26, 2016 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Melba Bartels, Senior Executive Vice President and CFO, will discuss first quarter 2016 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10082831 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10082831.

The information to be discussed in the conference call will be available on the company's web site after the market closes on Monday, April 25, 2016.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with our ability to expand our banking operations geographically and across market sectors, integrate our recent acquisitions, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow. These limitations and risks include without limitation changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with applicable laws and regulations, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. The acquisition of Orange County Business Bank may require significant management attention, and, along with other recent transactions, including the acquisition of the Dayton branch from AmericanWest Bank, may fall short of anticipated size and value. We may not realize the benefits expected from our recently completed bank and branch acquisitions in the anticipated time frame (or at all), and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the year ended December 31, 2015. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2015 has been derived from our audited financial statements for the year then ended as included in our 2015 Form 10-K. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2015, as contained in the Company's Annual Report on Form 10-K for such fiscal year.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarter-to-date fiscal 2016 net income to the corresponding periods of fiscal 2015. We believe this information is useful to investors who are seeking to exclude the after-tax impact of merger-related expenses and a bargain purchase gain, both of which we recorded in connection with our mergers with Simplicity Bancorp on March 1, 2015 and OCBB on February 1, 2016 and with our acquisition of a retail deposit branch in Dayton, Washington on December 11, 2015. We also have presented adjusted expenses, which eliminate costs incurred in connection with the mergers. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate merger-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain merger-related revenues and expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business.
For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of the complete earnings release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

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